EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS THIRD QUARTER 2010 NET INCOME OF $131 MILLION, $0.66 PER DILUTED SHARE

FIRST AND SECOND QUARTER 2010 RESULTS REVISED UPWARD

  Portfolio optimization efforts advanced; $1.5 billion of assets sold
  Business activity increased; funded volume of $1.1 billion up 3% sequentially
  High-cost debt reduced; refinanced remaining first lien debt
  Capital ratios strong; Tier One Capital ratio exceeds 18%
  Book value grows to over $44 per share

     NEW YORK – October 26, 2010 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported net income for the quarter ended September 30, 2010 of $131.5 million, $0.66 per diluted share. CIT also announced that, after a review of fresh start accounting (“FSA”) balances and processes, it has revised its first and second quarter results higher. As a result, second quarter net income was revised from $142.1 million ($0.71 per diluted share) to $171.4 million ($0.85 per diluted share), while first quarter net income was revised from $97.3 million ($0.49 per diluted share) to $115.4 million ($0.58 per diluted share). Additional details on the revisions are provided in the “Prior Period Revisions” section and tables that follow. All comparisons to prior 2010 quarters are to the revised results.

     “We continued to make steady progress advancing our key priorities in order to increase shareholder value,” said John A. Thain, Chairman and Chief Executive Officer. “Our balance sheet remains strong and capital ratios rose, as we paid down high-cost debt, further optimized our portfolio and improved our funding flexibility. Our increased business volume provided much needed credit to the small business and middle market companies that remain the backbone of the U.S. economy.”

Summary of Financial Results

     Third quarter results reflect increased business activity as funded volume exceeded $1 billion, with increases in three of our four commercial businesses. In addition, credit metrics showed signs of stabilization, and we made continued progress optimizing the portfolio and reducing our funding costs. Net income decreased sequentially as lower interest expense, provision for credit losses and operating expenses were offset by a decline in interest income and fewer recoveries on assets charged-off prior to 2010. In aggregate, pre-tax benefits from FSA-related items of $266 million were down approximately $150 million from the second quarter, primarily due to lower asset levels, slower customer prepayments and the repayment of high cost debt.

     Net finance revenue1 (which includes operating lease rentals and depreciation) decreased $110 million from the second quarter as the revenue impact of a $2.7 billion contraction in average earning assets more than offset the interest savings from reducing high-cost debt. Net operating lease revenues were essentially flat. As a percentage of average earning assets, net finance revenue in the third quarter was 3.28%, down from 4.12% in the second quarter, and included a 2.62% benefit from FSA. Excluding FSA and the effect of prepayment penalties on high-cost debt in both quarters, margin was 0.92%, up 23 basis points from the second quarter, as the reduction in funding costs was partially offset by the lower asset yields that resulted from a change in the composition of interest-earning assets and lower yield-related fees.

     Other income (excluding operating lease rentals) decreased from the second quarter primarily due to lower recoveries on receivables charged-off prior to the adoption of FSA. Results also reflect slightly higher factoring commissions on seasonal volume build.

     Operating expenses decreased from the second quarter reflecting lower employee retention plan and benefit costs. Headcount declined 5% from June 30, 2010 to approximately 3,800. We recorded $6 million of restructuring charges in the third quarter for facility consolidation and severance costs. Improving operating efficiencies and lowering expense levels remains a priority.

     The 31% year-to-date effective tax rate results from taxes on international operations and valuation allowances recorded against U.S. losses.

     Total assets at September 30, 2010 were $53.0 billion, down $2.0 billion from June 30, 2010, reflecting the sale of $1.5 billion of non-core assets and portfolio run-off in excess of new business activity. Significant asset sales during the quarter included a $0.6 billion liquidating consumer portfolio in Vendor Finance, $0.6 billion of Corporate Finance loans, $0.2 billion of other Vendor assets and approximately $100 million of Transportation equipment. Assets held for sale at September 30, 2010 include essentially the entire private student loan portfolio, some government guaranteed student loans and certain energy-related Corporate Finance assets.

     Preliminary Tier 1 and Total Capital ratios improved to 18.7% and 19.6%, respectively, up from 17.5% and 18.2% at June 30, 2010, benefiting from both growth in common equity and a decline in risk-weighted assets. Book value per share at September 30, 2010 was $44.09.

1 Net finance revenue is a non-GAAP measure, see page 18 for reconciliation of non-GAAP to GAAP financial information.

Credit

     Credit trends showed signs of stabilization, as the amount of net charge-offs and non-accrual loans each decreased modestly from the second quarter. Though down in amount, the corresponding ratios as a percentage of finance receivables increased from the prior quarter due to continued portfolio contraction. The reduction in non-accrual loans was driven largely by improvement in Corporate Finance, which was partially offset by an increase in Trade Finance. These credit metrics, which are after the application of FSA, include asset marks and other FSA-related items. Reported net charge-offs of $101 million for the third quarter, down from $106 million in the second quarter, do not reflect recoveries of pre-FSA charge-offs recorded in other income, which were $52 million in the third quarter and $113 million in the second quarter.

     Management also evaluates credit performance using credit metrics that exclude the impact of FSA. On this basis, gross charge-offs were $233 million, down $19 million from the second quarter, while non-accrual loans of $2.6 billion decreased $447 million from the second quarter, including a decline of $195 million due to student loans that were reclassified as held for sale. New inflows into non-accrual loans decreased significantly on a pre-FSA basis from the preceding two quarters.

     The reserve for credit losses increased to $397 million from $328 million at June 30, 2010 reflecting increases to specific reserves on impaired loans and non-specific reserves. Although credit metrics showed signs of stabilizing in the third quarter, we built reserves for incremental deterioration beyond the FSA discount on pre-emergence loans. The provision for credit losses decreased from the second quarter, as the build in non-specific reserves was partially offset by the reversal of reserves related to the liquidating Vendor Finance consumer portfolio that was sold.

Segment Highlights

Corporate Finance

     Corporate Finance new business activity continued to improve with increases in both committed and funded loan volume. Funded loan volume increased 29% from the second quarter, which reflected a more than doubling of volume underwritten at CIT Bank. We were awarded agency roles and we continue to build our pipeline for new deals. Earnings declined sequentially, primarily due to lower FSA accretion benefits on slower portfolio prepayments, reduced gains on asset sales and fewer recoveries on loans charged-off prior to the adoption of FSA. Credit metrics improved; non-accrual loans and net charge-offs each declined on both a pre-FSA and reported basis. Operating expenses also improved from the prior quarter as headcount declined 6%. Assets declined by $711 million from June 30, 2010 as new volume was more than offset by asset sales and collections.

Transportation Finance

     Transportation Finance continued to perform well, as our commercial air fleet remains effectively fully utilized and our rail fleet utilization improved to 94%. Earnings rose slightly from the second quarter, as the benefits of higher gains on asset sales and lower operating and tax expenses were largely offset by a higher provision for credit losses and the impact of FSA that dampened net operating lease rental income. Non-accrual loans rose, primarily due to the addition of one secured loan to a commercial airline, and there were no charge-offs during the quarter. We took delivery of and placed six new aircraft in the third quarter and have lease commitments for all aircraft to be delivered over the next 12 months.

Trade Finance

     Trade Finance results reflected the benefit of the financing conduit that was established at the end of the second quarter and higher commissions. Third quarter factored volume increased to $7 billion, from $6.3 billion in the second quarter, reflecting normal seasonal trends. Factoring commissions improved modestly, as the increased volume was slightly offset by a modest reduction in rates charged. The sequential comparison is also impacted by a lower level of recoveries on accounts charged-off prior to the adoption of FSA. While net charge-offs declined and remain at modest levels, non-accrual loans increased to $199 million.

Vendor Finance

     Vendor Finance earnings improved, reflecting the benefits of asset sales as well as lower credit and operating costs. Portfolio yields remained consistent and volume increased despite the impact of the sale of the Australia and New Zealand business at the end of the second quarter. We funded $542 million of new business volume in the quarter with increases across many programs and regions, including sequential growth in 7 of our top 10 vendor programs. We also extended our Lenovo Financial Services program to Western Europe. Total financing and leasing assets declined by approximately $1 billion, reflecting asset sales and collection activity. During the quarter we sold over $800 million of assets, including the liquidating consumer portfolio, the sale of which reduced credit loss reserve needs and lowered the current quarter provision for credit losses. Delinquencies and non-accrual loans each declined on both a reported and pre-FSA basis. Net charge-offs increased from the second quarter, and recoveries on assets charged-off prior to the adoption of FSA declined.

Consumer Finance

     Consumer Finance results were negatively impacted by the transfer to assets held for sale of our private student loan portfolio and a pool of government-guaranteed loans, sales of which are anticipated to close during the fourth quarter. This transfer of $400 million of loans ($895 million pre-FSA) resulted in a $195 million decline of the pre-FSA non-accrual loans and a corresponding reduction in FSA discount of $486 million. We continue to manage the remaining $8.4 billion liquidating portfolio of government-

guaranteed student loans. Margin was negatively impacted during the quarter due to timing differences on the reset of asset yields and debt costs. Operating expenses declined from the prior quarter as we continue to focus on improving the efficiency of servicing this portfolio.

CIT Bank

     CIT Bank continues to actively originate new loans. Committed loan volume increased to $314 million from $180 million in the second quarter, of which $226 million was funded. At September 30, 2010, total assets were $7.4 billion and total deposits were $4.8 billion. During the quarter, $279 million of student loan funding facilities were repaid. The preliminary Total Capital ratio at the Bank was 57.4% and the Tier 1 Leverage ratio was 22.1%.

Liquidity and Financing

     Total cash rose to $11.2 billion at September 30, 2010, consisting of $6.5 billion at the bank holding company (BHC), $1.6 billion at CIT Bank, $1.5 billion at operating subsidiaries and $1.6 billion in other restricted cash.

     Proceeds from asset sales and net portfolio collections enabled the paydown of over $2.5 billion of debt during the quarter, including $1.5 billion of high-cost first lien debt. We repaid a total of $4.5 billion of first lien debt in 2010 and refinanced the remaining $3 billion at a lower cost with more flexible terms and with a later maturity date. In late September and early October, we announced the redemption of $1.4 billion of the 10.25% Series B Second Lien Notes that mature from 2013 through 2016, which will be completed in the fourth quarter using cash at the BHC.

Prior Period Revisions

     In preparing the financial statements for the quarter ended September 30, 2010, the Company discovered and corrected immaterial errors that impacted the 2010 first and second quarter results and had a de minimis impact on the post-emergence December 31, 2009 balance sheet. As a result, pre-tax income was increased by $34.3 million and $22.5 million for the quarters ended June 30 and March 31, 2010 respectively, and goodwill was increased by $3.7 million at December 31, 2009. While the adjustments were primarily related to the complexities of FSA and the accounting for the related activity, some other errors were identified as well. While these errors did not, individually or in the aggregate, result in a material misstatement of the Company's December 31, 2009 balance sheet or the consolidated financial statements for the first or second quarters, correcting these items in the third quarter would have been material to the third quarter results. Accordingly, management has revised in this release and will revise in subsequent quarterly filings on Form 10-Q and its 2010 Form 10-K, its previously reported December 31, 2009 balance sheet and March 31, 2010 and June 30, 2010 financial statements.

     Tables reflecting the previously reported balances, required adjustments and revised amounts impacting the income statements and balance sheets, along with descriptions of significant adjustments are included in the accompanying financial tables.

See attached tables for financial statements and supplemental financial information.

Conference Call and Web cast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio Web cast today, October 26, 2010, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available until 11:59 p.m. (EDT) November 9, 2010, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 10162673, or at the following website: http://ir.cit.com.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $35 billion in finance and leasing assets. It provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. www.cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT's changes in its senior management team affects CIT's ability to react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non GAAP Measurements

Net finance revenue is a non-GAAP measurement used by management to gauge portfolio performance. ‘Pre FSA’ is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Ken Brause
Vice President - Director of External	Executive Vice President
Communications & Media Relations
(212) 461-7711	(212) 771-9650
Curt.Ritter@cit.com	Ken.Brause@cit.com

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENT
(dollars in millions, except per share data)

	Quarters Ended		Nine Months Ended September 30, 2010
Interest income	September 30, 2010	June 30, 2010
		Revised
Interest and fees on loans	$809.5	$993.6	$2,884.7
Interest and dividends on investments	6.2	6.3	18.0

Total interest income	815.7	999.9	2,902.7

Interest expense
Interest on long-term borrowings	(706.9)	(786.0)	(2,300.2)
Interest on deposits	(25.3)	(25.3)	(77.5)

Total interest expense	(732.2)	(811.3)	(2,377.7)

Net interest revenue	83.5	188.6	525.0
Provision for credit losses	(165.2)	(244.3)	(636.0)

Net interest revenue, after credit provision	(81.7)	(55.7)	(111.0)

Other income
Rental income on operating leases	398.4	419.7	1,236.3
Other	269.4	339.5	760.3

Total other income	667.8	759.2	1,996.6

Other expenses
Depreciation on operating lease equipment	(161.7)	(178.5)	(512.9)
Operating expenses	(228.8)	(277.2)	(767.2)

Total other expenses	(390.5)	(455.7)	(1,280.1)

Income before provision for income taxes	195.6	247.8	605.5
Provision for income taxes	(64.2)	(76.1)	(187.2)

Net income before attribution of noncontrolling interests	131.4	171.7	418.3
Net (income) loss attributable to noncontrolling interests, after tax	0.1	(0.3)	-

Net income	$131.5	$171.4	$418.3

Basic earnings per common share	$0.66	$0.86	$2.09
Diluted earnings per common share	$0.66	$0.85	$2.09
Average number of common shares - basic (thousands)	200,323	200,075	200,147
Average number of common shares - diluted (thousands)	200,668	200,644	200,464

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	At September 30, 2010	At June 30, 2010	At December 31, 2009
		Revised	Revised
Assets
Total cash and deposits	$11,178.0	$10,666.4	$9,825.9
Trading assets at fair value - derivatives	45.2	216.1	44.1
Assets held for sale	887.7	572.5	343.8
Loans	26,765.4	28,941.5	34,891.1
Allowance for loan losses	(397.1)	(327.8)	-

Total loans, net of allowance for loan losses	26,368.3	28,613.7	34,891.1

Operating lease equipment, net	10,964.5	10,952.1	10,910.0
Goodwill and intangible assets, net	379.4	411.6	468.2
Unsecured counterparty receivable	682.5	818.7	1,094.5
Other assets	2,476.4	2,714.0	2,451.5

Total assets	$52,982.0	$54,965.1	$60,029.1

Liabilities
Deposits	$4,788.6	$4,708.9	$5,218.6
Trading liabilities at fair value - derivatives	123.0	46.9	41.9
Credit balances of factoring clients	959.2	877.3	892.9
Other liabilities	2,339.7	2,374.2	2,211.3
Long-term borrowings
Secured borrowings	11,535.1	12,403.1	14,346.5
Secured credit facility and expansion facility	3,044.2	4,596.9	7,716.6
Series A notes	18,959.1	18,882.2	18,733.6
Series B notes	2,192.9	2,194.7	2,198.2
Senior unsecured notes	209.4	199.6	268.1

Total long-term borrowings	35,940.7	38,276.5	43,263.0

Total liabilities	44,151.2	46,283.8	51,627.7

Equity
Stockholders’ equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,426.6	8,419.1	8,398.0
Accumulated earnings	403.9	272.4	-
Accumulated other comprehensive (loss) income	1.1	(9.7)	-
Treasury stock, at cost	(4.0)	(4.0)	-

Total common stockholders’ equity	8,829.6	8,679.8	8,400.0
Noncontrolling interests	1.2	1.5	1.4

Total equity	8,830.8	8,681.3	8,401.4

Total liabilities and equity	$52,982.0	$54,965.1	$60,029.1

Book Value Per Common Share
Book value per common share	$44.09	$43.34	$41.99
Tangible book value per common share	$42.20	$41.29	$39.65

CIT GROUP INC. AND SUBSIDIARIES
SELECT BALANCES
(dollars in millions)

INCOME STATEMENT ITEMS	Quarters Ended
	September 30, 2010	June 30, 2010(1)	March, 2010(1)	Nine Months Ended September 30, 2010
Other Income (Non-spread revenue)

Fees, commissions and other revenue	$41.0	$34.6	$43.6	$119.2
Factoring commissions	37.3	34.9	36.2	108.4
Gains on sales of leasing equipment	44.1	54.2	27.9	126.2
Gains on loan and portfolio sales	85.0	75.1	37.0	197.1
(Loss) gain on non-qualifying hedge derivatives and foreign
currency exchange	(9.8)	3.7	(73.1)	(79.2)
Recoveries of pre-FSA charge-offs	51.8	113.1	44.0	208.9
Counterparty receivable accretion	20.0	23.9	35.8	79.7

Total other income	$269.4	$339.5	$151.4	$760.3

Operating Expenses
Salaries and general operating expenses:
Compensation and benefits	$137.6	$179.3	$140.1	$457.0
Professional fees	23.1	25.6	29.7	78.4
Technology	19.6	18.2	19.2	57.0
Occupancy expense	11.9	11.3	14.9	38.1
Provision for severance and facilities exiting activities	6.2	2.6	11.9	20.7
Other expenses	30.4	40.2	45.4	116.0

Total operating expenses	$228.8	$277.2	$261.2	$767.2

Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$331.6	$424.2	$489.7	$1,245.5
Interest expense	(122.5)	(80.1)	(100.7)	(303.3)
Rental income on operating leases	(29.7)	(24.8)	(33.8)	(88.3)
Other income	20.0	23.9	35.8	79.7
Depreciation expense	66.5	70.6	68.5	205.6

Total	$265.9	$413.8	$459.5	$1,139.2

BALANCE SHEET ITEMS

Fresh Start Accounting:	Accretable	Non-accretable	Accretable	Non-accretable
(Discount) / Premium
	At September 30, 2010		At June 30, 2010(1)

Loans	$(1,927.3)	$(583.3)	$(2,340.4)	$(1,178.9)
Operating lease equipment, net	(3,055.1)	-	(3,107.9)	-
Goodwill and Intangible assets	136.3	243.1	168.5	243.1
Other assets	(241.2)	-	(261.2)	-

Total assets	$(5,087.3)	$(340.2)	$(5,541.0)	$(935.8)

Deposits	$103.1	$-	$112.3	$-
Long-term borrowings	(3,063.8)	-	(3,195.0)	-
Other liabilities	-	220.4	-	285.4

Total liabilities	$(2,960.7)	$220.4	$(3,082.7)	$285.4

	At March 31, 2010(1)		At December 31, 2009(1)

Loans	$(3,077.8)	$(1,490.1)	$(3,556.5)	$(1,683.7)
Operating lease equipment, net	(3,152.7)	-	(3,239.7)	-
Goodwill and Intangible assets	201.5	243.1	225.1	243.1
Other assets	(285.2)	-	(321.0)	-

Total assets	$(6,314.2)	$(1,247.0)	$(6,892.1)	$(1,440.6)

Deposits	$121.6	$-	$131.4	$-
Long-term borrowings	(3,284.9)	-	(3,394.4)	-
Other liabilities	-	306.7	-	336.6

Total liabilities	$(3,163.3)	$306.7	$(3,263.0)	$336.6

(1) Certain balances have been revised from previously reported amounts.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

FINANCING AND LEASING ASSETS

	September 30, 2010	June 30, 2010(1)	March 31, 2010(1)	December 31, 2009(1)

Corporate Finance
Finance receivables	$9,252.2	$9,880.4	$11,719.0	$12,174.9
Operating lease equipment, net	98.2	105.6	135.7	137.3
Assets held for sale	439.3	514.8	287.8	292.6

Financing and leasing assets	9,789.7	10,500.8	12,142.5	12,604.8

Transportation Finance
Finance receivables	1,607.0	1,672.7	1,818.6	1,853.7
Operating lease equipment, net	10,324.5	10,296.9	10,177.5	10,089.2
Assets held for sale	28.1	10.4	11.6	17.2

Financing and leasing assets	11,959.6	11,980.0	12,007.7	11,960.1

Trade Finance
Finance receivables	2,605.5	2,514.6	2,794.1	2,991.0

Vendor Finance
Finance receivables	5,094.3	6,085.8	6,792.3	8,187.8
Operating lease equipment, net	541.8	549.6	618.6	683.5
Assets held for sale	-	18.8	479.8	-

Financing and leasing assets	5,636.1	6,654.2	7,890.7	8,871.3

Consumer
Finance receivables - student lending	8,154.6	8,721.9	8,863.6	9,584.2
Finance receivables - other	51.8	66.1	81.2	99.5
Assets held for sale	420.3	28.5	589.6	34.0

Financing and leasing assets	8,626.7	8,816.5	9,534.4	9,717.7

Total financing and leasing assets	$38,617.6	$40,466.1	$44,369.4	$46,144.9

OTHER ASSETS	September 30, 2010	June 30, 2010(1)	March 31, 2010(1)	December 31, 2009(1)

Deposits on commercial aerospace equipment	$582.5	$619.8	$647.7	$635.9
Equity and debt investments	349.9	344.7	338.4	373.6
Accrued interest and dividend receivables	139.5	170.4	205.0	214.7
Prepaid expenses	86.0	90.7	78.0	81.2
Furniture and fixtures	90.3	91.8	93.8	102.8
Retained interests in securitizations	-	-	-	139.7
Miscellaneous receivables and other assets	1,228.2	1,396.6	1,059.4	903.6

Total other assets	$2,476.4	$2,714.0	$2,422.3	$2,451.5

AVERAGE BALANCES AND RATES

	Quarter Ended September 30, 2010		Quarter Ended June 30, 2010(1)		Quarter Ended March 31, 2010(1)
	Average Balance		Average Balance		Average Balance
Assets		Rate		Rate		Rate
Deposits with banks	$10,400.8	0.2%	$9,814.5	0.2%	$9,498.6	0.2%
Investments	349.0	0.8%	348.5	2.0%	348.3	2.0%
Loans (including held for sale assets)	28,826.8	11.6%	31,504.0	13.0%	34,552.8	12.8%

Total interest earning assets / interest income	39,576.6	8.4%	41,667.0	9.8%	44,399.7	10.0%
Operating lease equipment, net	10,975.8	8.6%	10,973.5	8.8%	10,945.2	9.0%
Other	3,325.8		3,536.2		3,862.4

Total average assets	$53,878.2		$56,176.7		$59,207.3

Liabilities
Deposits	$4,769.8	2.1%	$4,753.7	2.1%	$5,049.2	2.1%
Long-term borrowings	36,849.2	7.7%	39,476.6	8.0%	42,461.0	7.6%

Total interest-bearing liabilities	41,619.0	7.0%	44,230.3	7.3%	47,510.2	7.0%
Credit balances of factoring clients	949.3		867.7		866.8
Other	11,309.9		11,078.7		10,830.3

Total average liabilities and equity	$53,878.2		$56,176.7		$59,207.3

(1) Certain balances have been revised from previously reported amounts.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING

Gross Charge-offs To Average Finance Receivables	Quarter Ended September 30, 2010		Quarter Ended June 30, 2010(1)		Quarter Ended March 31, 2010(1)		Nine Months Ended September 30, 2010

Corporate Finance	$40.6	1.66%	$53.2	1.88%	$60.4	1.99%	$154.2	1.86%
Transportation Finance	-	-	-	-	-	-	-	-
Trade Finance	7.8	1.18%	12.5	1.90%	2.7	0.38%	23.0	1.13%
Vendor Finance	55.0	3.75%	38.2	2.38%	10.3	0.53%	103.5	2.05%

Commercial Segments	103.4	2.08%	103.9	1.88%	73.4	1.19%	280.7	1.68%
Consumer	8.0	0.37%	9.4	0.42%	4.5	0.19%	21.9	0.32%

Total	$111.4	1.56%	$113.3	1.46%	$77.9	0.91%	$302.6	1.29%

Net Charge-offs To Average Finance Receivables*
Corporate Finance	$40.0	1.64%	$51.9	1.84%	$59.1	1.94%	$151.0	1.82%
Transportation Finance	-	-	-	-	-	-	-	-
Trade Finance	7.3	1.10%	12.4	1.89%	2.7	0.38%	22.4	1.10%
Vendor Finance	45.8	3.13%	32.7	2.04%	9.5	0.49%	88.0	1.74%

Commercial Segments	93.1	1.87%	97.0	1.76%	71.3	1.16%	261.4	1.57%
Consumer	7.5	0.35%	9.3	0.42%	4.5	0.19%	21.3	0.32%

Total	$100.6	1.41%	$106.3	1.37%	$75.8	0.89%	$282.7	1.21%

Non-accruing Loans To Finance Receivables	September 30, 2010		June 30, 2010(1)		March 31, 2010(1)		December 31, 2009

Corporate Finance	$1,516.0	16.39%	$1,644.7	16.65%	$1,468.1	12.53%	$1,374.8	11.29%
Transportation Finance	182.7	11.37%	160.5	9.60%	172.8	9.50%	6.8	0.37%
Trade Finance	198.7	7.63%	96.0	3.82%	90.5	3.24%	90.5	3.03%
Vendor Finance	126.7	2.49%	149.2	2.45%	179.4	2.64%	102.2	1.25%

Commercial Segments	2,024.1	10.91%	2,050.4	10.17%	1,910.8	8.26%	1,574.3	6.25%
Consumer	1.2	0.01%	1.5	0.02%	0.7	0.01%	0.1	-

Total	$2,025.3	7.57%	$2,051.9	7.09%	$1,911.5	5.96%	$1,574.4	4.51%

* Net charge-offs do not include recoveries of $51.8 million, $113.1 million and $44.0 million recorded in Other Income for the quarters ended September 30, June 30, and March 31, 2010.

CREDIT METRICS - BEFORE FRESH START ACCOUNTING (NON-GAAP)**

Gross Charge-offs To Average Finance Receivables	Quarter Ended September 30, 2010		Quarter Ended June 30, 2010(1)		Quarter Ended March 31, 2010(1)		Nine Months Ended September 30, 2010

Corporate Finance	$129.1	4.59%	$164.2	4.91%	$134.1	3.58%	$427.4	4.31%
Transportation Finance	-	-	-	-	-	-	-	-
Trade Finance	7.8	1.17%	12.5	1.90%	4.7	0.66%	25.0	1.23%
Vendor Finance	77.6	5.08%	55.1	3.18%	67.9	3.23%	200.6	3.72%

Commercial Segments	214.5	3.93%	231.8	3.73%	206.7	2.93%	653.0	3.47%
Consumer	18.2	0.76%	19.8	0.79%	28.6	1.08%	66.6	0.88%

Total	$232.7	2.97%	$251.6	2.89%	$235.3	2.42%	$719.6	2.73%

Non-accruing Loans To Finance Receivables	September 30, 2010		June 30, 2010(1)		March 31, 2010(1)		December 31, 2009

Corporate Finance	$1,990.0	18.56%	$2,290.9	19.57%	$2,280.2	15.85%	$2,226.1	14.64%
Transportation Finance	198.5	11.22%	175.2	9.44%	185.3	9.18%	8.4	0.38%
Trade Finance	198.7	7.62%	96.0	3.81%	90.5	3.23%	97.3	3.24%
Vendor Finance	191.3	3.52%	267.7	4.11%	324.6	4.42%	295.9	3.14%

Commercial Segments	2,578.5	12.56%	2,829.8	12.52%	2,880.6	10.85%	2,627.7	8.80%
Consumer	1.6	0.02%	197.2	2.00%	200.6	1.99%	197.7	1.74%

Total	$2,580.1	8.81%	$3,027.0	9.33%	$3,081.2	8.41%	$2,825.4	6.86%

**Credit metrics before fresh start accounting are non-GAAP measurements and are used by management for credit trend analysis.

PROVISION AND ALLOWANCE COMPONENTS

	Provision for Credit Losses				Allowance for Loan Losses
	September 30, 2010	Quarters Ended June 30, 2010(1)	March 31, 2010(1)	Nine Months Ended September 30, 2010	September 30, 2010	June 30, 2010(1)

Specific reserves - impaired loans	$18.0	$27.8	$20.0	$65.8	$65.8	$47.8
Non-specific reserves	46.6	110.2	130.7	287.5	331.3	280.0
Charge-offs	100.6	106.3	75.8	282.7	-	-

Totals	$165.2	$244.3	$226.5	$636.0	$397.1	$327.8

(1) Certain balances have been revised from previously reported amounts.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

SEGMENT RESULTS

	Corporate Finance	Transportation Finance	Trade Finance	Vendor Finance	Commercial Segments	Consumer	Corporate and Other	Consolidated

Quarter ended September 30, 2010
Total interest income	$370.3	$51.0	$23.2	$277.0	$721.5	$88.8	$5.4	$815.7
Total interest expense	(218.3)	(237.6)	(37.7)	(160.8)	(654.4)	(69.3)	(8.5)	(732.2)
Provision for credit losses	(105.6)	(17.2)	(11.4)	(38.5)	(172.7)	(7.5)	15.0	(165.2)
Rental income on operating leases	6.1	308.4	-	83.9	398.4	-	-	398.4
Other income, excluding rental income	132.5	28.7	44.1	65.8	271.1	(8.3)	6.6	269.4
Depreciation on operating lease equipment	(3.2)	(82.2)	-	(76.3)	(161.7)	-	-	(161.7)
Other expenses	(69.7)	(36.7)	(30.7)	(69.6)	(206.7)	(19.1)	(3.0)	(228.8)

Income (loss) before provision for income taxes	$112.1	$14.4	$(12.5)	$81.5	$195.5	$(15.4)	$15.5	$195.6

Net income (loss)	$87.6	$10.3	$(10.5)	$79.1	$166.5	$(14.5)	$(20.5)	$131.5

Funded new business volume	$316.5	$209.5	$-	$541.9	$1,067.9	$-	$-	$1,067.9
Average Earning Assets	$10,251.6	$11,968.9	$1,703.4	$6,413.8	$30,337.7	$8,722.8	$-	$39,060.5
Average Finance Receivables	$9,766.7	$1,639.8	$2,641.8	$5,857.2	$19,905.5	$8,608.6	$-	$28,514.1

Quarter ended June 30, 2010(1)
Total interest income	$487.5	$53.3	$24.4	$333.2	$898.4	$96.5	$5.0	$999.9
Total interest expense	(274.7)	(234.6)	(49.5)	(190.4)	(749.2)	(64.2)	2.1	(811.3)
Provision for credit losses	(92.8)	(3.0)	(12.3)	(111.9)	(220.0)	(9.3)	(15.0)	(244.3)
Rental income on operating leases	7.3	316.8	-	96.1	420.2	-	(0.5)	419.7
Other income, excluding rental income	207.4	18.2	51.4	33.2	310.2	18.3	11.0	339.5
Depreciation on operating lease equipment	(5.1)	(85.9)	-	(87.8)	(178.8)	-	0.3	(178.5)
Other expenses	(89.7)	(45.5)	(33.0)	(86.3)	(254.5)	(22.7)	-	(277.2)

Income (loss) before provision for income taxes	$239.9	$19.3	$(19.0)	$(13.9)	$226.3	$18.6	$2.9	$247.8

Net income (loss)	$202.8	$8.9	$(18.1)	$(37.4)	$156.2	$18.3	$(3.1)	$171.4

Funded new business volume	$245.1	$255.5	$-	$532.4	$1,033.0	$-	$-	$1,033.0
Average Earning Assets	$11,497.1	$12,020.1	$1,701.1	$7,438.5	$32,656.8	$9,090.3	$-	$41,747.1
Average Finance Receivables	$11,290.5	$1,747.6	$2,637.2	$6,416.9	$22,092.2	$8,861.9	$-	$30,954.1

Quarter ended March 31, 2010(1)
Total interest income	$539.5	$58.3	$30.5	$359.6	$987.9	$94.6	$4.6	$1,087.1
Total interest expense	(297.3)	(258.5)	(41.6)	(167.9)	(765.3)	(70.9)	2.0	(834.2)
Provision for credit losses	(134.3)	(1.3)	(33.9)	(52.5)	(222.0)	(4.5)	-	(226.5)
Rental income on operating leases	8.8	299.2	-	110.8	418.8	-	(0.6)	418.2
Other income, excluding rental income	103.6	22.2	49.2	38.8	213.8	5.8	(68.2)	151.4
Depreciation on operating lease equipment	(3.6)	(78.6)	-	(90.7)	(172.9)	-	0.2	(172.7)
Other expenses	(79.4)	(39.6)	(32.0)	(86.9)	(237.9)	(21.5)	(1.8)	(261.2)

Income (loss) before provision for income taxes	$137.3	$1.7	$(27.8)	$111.2	$222.4	$3.5	$(63.8)	$162.1

Net income (loss)	$133.1	$8.1	$(26.0)	$90.3	$205.5	$3.2	$(93.3)	$115.4

Funded new business volume	$145.4	$225.7	$-	$532.3	$903.4	$-	$-	$903.4
Average Earning Assets	$12,607.3	$12,004.0	$1,855.5	$8,545.4	$35,012.2	$9,630.9	$-	$44,643.1
Average Finance Receivables	$12,156.1	$1,841.4	$2,810.9	$7,779.1	$24,587.5	$9,460.2	$-	$34,047.7

Nine months ended September 30, 2010

Total interest income	$1,397.3	$162.6	$78.1	$969.8	$2,607.8	$279.9	$15.0	$2,902.7
Total interest expense	(790.3)	(730.7)	(128.8)	(519.1)	(2,168.9)	(204.4)	(4.4)	(2,377.7)
Provision for credit losses	(332.7)	(21.5)	(57.6)	(202.9)	(614.7)	(21.3)	-	(636.0)
Rental income on operating leases	22.2	924.4	-	290.8	1,237.4	-	(1.1)	1,236.3
Other income, excluding rental income	443.5	69.1	144.7	137.8	795.1	15.8	(50.6)	760.3
Depreciation on operating lease equipment	(11.9)	(246.7)	-	(254.8)	(513.4)	-	0.5	(512.9)
Other expenses	(238.8)	(121.8)	(95.7)	(242.8)	(699.1)	(63.3)	(4.8)	(767.2)

Income (loss) before provision for income taxes	$489.3	$35.4	$(59.3)	$178.8	$644.2	$6.7	$(45.4)	$605.5

Net income (loss)	$423.5	$27.3	$(54.6)	$132.0	$528.2	$7.0	$(116.9)	$418.3

Funded new business volume	$707.0	$690.7	$-	$1,606.6	$3,004.3	$-	$-	$3,004.3
Average Earning Assets	$11,457.6	$11,998.5	$1,752.8	$7,467.5	$32,676.4	$9,143.8	$-	$41,820.2
Average Finance Receivables	$11,061.4	$1,743.0	$2,705.1	$6,735.1	$22,244.6	$8,999.7	$-	$31,244.3

(1) Certain balances have been revised from previously reported amounts.

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED INCOME STATEMENTS
(dollars in millions, except per share data)

	Quarter Ended June 30, 2010			Quarter Ended March 31, 2010			Six Months Ended June 30, 2010
	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
Interest income
Interest and fees on loans(1)	$987.2	$6.4	$993.6	$1,043.5	$38.1	$1,081.6	$2,030.7	$44.5	$2,075.2
Interest and dividends on investments	6.3	-	6.3	5.5	-	5.5	11.8	-	11.8

Total interest income	993.5	6.4	999.9	1,049.0	38.1	1,087.1	2,042.5	44.5	2,087.0

Interest expense
Interest on long-term borrowings(5)	(784.7)	(1.3)	(786.0)	(807.7)	0.4	(807.3)	(1,592.4)	(0.9)	(1,593.3)
Interest on deposits(2)	(28.9)	3.6	(25.3)	(30.1)	3.2	(26.9)	(59.0)	6.8	(52.2)

Total interest expense	(813.6)	2.3	(811.3)	(837.8)	3.6	(834.2)	(1,651.4)	5.9	(1,645.5)

Net interest revenue	179.9	8.7	188.6	211.2	41.7	252.9	391.1	50.4	441.5
Provision for credit losses(3)	(260.7)	16.4	(244.3)	(186.6)	(39.9)	(226.5)	(447.3)	(23.5)	(470.8)

Net interest revenue, after credit provision	(80.8)	25.1	(55.7)	24.6	1.8	26.4	(56.2)	26.9	(29.3)

Other income
Rental income on operating leases	419.7	-	419.7	418.2	-	418.2	837.9	-	837.9
Other(4),(6)	330.6	8.9	339.5	132.2	19.2	151.4	462.8	28.1	490.9

Total other income	750.3	8.9	759.2	550.4	19.2	569.6	1,300.7	28.1	1,328.8

Other expenses
Depreciation on operating lease equipment	(179.0)	0.5	(178.5)	(173.5)	0.8	(172.7)	(352.5)	1.3	(351.2)
Operating expenses	(277.0)	(0.2)	(277.2)	(261.9)	0.7	(261.2)	(538.9)	0.5	(538.4)

Total other expenses	(456.0)	0.3	(455.7)	(435.4)	1.5	(433.9)	(891.4)	1.8	(889.6)

Income before provision for income taxes	213.5	34.3	247.8	139.6	22.5	162.1	353.1	56.8	409.9
Provision for income taxes(7)	(71.1)	(5.0)	(76.1)	(42.5)	(4.4)	(46.9)	(113.6)	(9.4)	(123.0)

Net income before attribution of noncontrolling interests	142.4	29.3	171.7	97.1	18.1	115.2	239.5	47.4	286.9
Net (income) loss attributable to noncontrolling interests, after tax	(0.3)	-	(0.3)	0.2	-	0.2	(0.1)	-	(0.1)

Net income	$142.1	$29.3	$171.4	$97.3	$18.1	$115.4	$239.4	$47.4	$286.8

Basic earnings per common share	$0.71	$0.15	$0.86	$0.49	$0.09	$0.58	$1.20	$0.23	$1.43
Average number of common shares - basic (thousands)	200,075		200,075	200,040		200,040	200,057		200,057
Diluted earnings per common share	$0.71	$0.14	$0.85	$0.49	$0.09	$0.58	$1.19	$0.24	$1.43
Average number of common shares - diluted (thousands)	200,644		200,644	200,076		200,076	200,359		200,359

Adjustments

(1) As noted in the Company's June 30, 2010 Form 10-Q, the Company corrected the accounting for performing loans in the Corporate Finance and Transportation Finance segments. As a result, $10.9 million of accretion income was incorrectly reported in the second quarter and now is correctly reflected in the first quarter. In the quarter ended September 30, 2010, management also identified an additional group of Corporate Finance segment loans for which accretion income had not been correctly recorded in the quarters ended March 31 and June 30, 2010.

(2) Interest on deposits was reduced to write-off fees that should have been written off at December 31, 2009 in conjunction with the application of FSA. The balance written off was approximately $30 million and was recorded as an increase to Goodwill.

(3) Provision for credit losses was increased for the March quarter primarily due to nonaccretable discounts that were incorrectly utilized to offset charge-offs for certain Corporate Finance loans. In the quarter ended June 30, 2010 the provision for credit losses was decreased, primarily related to a provision that was incorrectly recorded by the Company related to the nonaccretable discount noted above.

(4) Other income was increased reflecting fees received on a Vendor Finance liquidating portfolio that were incorrectly deferred.

(5) Interest expense on long-term borrowings was reduced due to incorrect recording of certain accruals. This correction resulted in decreases to the quarters ended March 31 and June 30, offset by a reclassification of certain funding related fees incorrectly recorded in Other income.

(6) Other income for the March quarter was increased, and the June quarter decreased, to correct the recording of gains recognized on asset sales and an ineffective hedge transaction, both of which were originally incorrectly recorded in the second quarter.

(7) Provision for income taxes was increased as a result of recording these adjustments.

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	At June 30, 2010			At March 31, 2010			At December 31, 2009
	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
Assets
Total cash and deposits	$10,666.4	$-	$10,666.4	$10,015.6	$-	$10,015.6	$9,825.9	$-	$9,825.9
Trading assets at fair value - derivatives	216.1	-	216.1	93.5	-	93.5	44.1	-	44.1
Assets held for sale	572.5	-	572.5	1,368.8	-	1,368.8	343.8	-	343.8
Loans(1)	28,883.2	58.3	28,941.5	32,025.7	43.1	32,068.8	34,865.8	25.3	34,891.1
Allowance for loan losses(2)	(337.8)	10.0	(327.8)	(180.8)	(6.3)	(187.1)	-	-	-

Total loans, net of allowance for loan
losses	28,545.4	68.3	28,613.7	31,844.9	36.8	31,881.7	34,865.8	25.3	34,891.1
Operating lease equipment, net	10,950.7	1.4	10,952.1	10,931.0	0.8	10,931.8	10,910.0	-	10,910.0

Goodwill and intangible assets, net(3)	407.9	3.7	411.6	440.9	3.7	444.6	464.5	3.7	468.2

Unsecured counterparty receivable	818.7	-	818.7	914.6	-	914.6	1,094.5	-	1,094.5
Other assets(4)	2,739.1	(25.1)	2,714.0	2,451.2	(28.9)	2,422.3	2,480.5	(29.0)	2,451.5

Total assets	$54,916.8	$48.3	$54,965.1	$58,060.5	$12.4	$58,072.9	$60,029.1	$-	$60,029.1

Liabilities
Deposits	$4,708.9	$-	$4,708.9	$4,853.6	$-	$4,853.6	$5,218.6	$-	$5,218.6
Trading liabilities at fair value -
derivatives	46.9	-	46.9	55.7	-	55.7	41.9	-	41.9

Credit balances of factoring clients	877.3	-	877.3	881.1	-	881.1	892.9	-	892.9
Other liabilities	2,373.3	0.9	2,374.2	2,372.0	(1.7)	2,370.3	2,211.3	-	2,211.3
Total long-term borrowings	38,276.5	-	38,276.5	41,369.1	-	41,369.1	43,263.0	-	43,263.0

Total liabilities	46,282.9	0.9	46,283.8	49,531.5	(1.7)	49,529.8	51,627.7	-	51,627.7

Equity
Stockholders’ equity
Common stock	2.0	-	2.0	2.0	-	2.0	2.0	-	2.0
Paid-in capital	8,419.1	-	8,419.1	8,403.8	-	8,403.8	8,398.0	-	8,398.0
Accumulated earnings(5)	225.0	47.4	272.4	82.9	18.1	101.0	-	-	-
Accumulated other comprehensive
(loss) income	(9.7)	-	(9.7)	39.2	(4.0)	35.2	-	-	-
Treasury stock, at cost	(4.0)	-	(4.0)	(0.1)	-	(0.1)	-	-	-

Total common stockholders’ equity	8,632.4	47.4	8,679.8	8,527.8	14.1	8,541.9	8,400.0	-	8,400.0
Noncontrolling interests	1.5	-	1.5	1.2	-	1.2	1.4	-	1.4

Total equity	8,633.9	47.4	8,681.3	8,529.0	14.1	8,543.1	8,401.4	-	8,401.4

Total liabilities and equity	$54,916.8	$48.3	$54,965.1	$58,060.5	$12.4	$58,072.9	$60,029.1	$-	$60,029.1

Book Value Per Common Share
Book value per common share	$43.11	$0.23	$43.34	$42.63	$0.07	$42.70	$41.99	$-	$41.99
Tangible book value per common share	$41.07	$0.22	$41.29	$40.43	$0.05	$40.48	$39.67	$(0.02)	$39.65

(1) The increase in loans is due primarily to the incremental FSA accretion income recorded.

(2) The increase to the allowance for loan losses in the first quarter is due to the impact associated with the incremental FSA accretion income recorded. The decrease in the second quarter is due to the provision that was incorrectly recorded related to the incorrect utilization of nonaccretable discount.

(3) The goodwill adjustment reflects the net amount of FSA discount refinement and fees written off.

(4) Other assets decreased due to the write-off of fees.

(5) Accumulated earnings increased due to the adjustment to net income in the first and second quarters.

CIT GROUP INC. AND SUBSIDIARIES
REVISED FSA BALANCES
(dollars in millions)

Fresh Start Accounting: (Discount) / Premium	Accretable			Non-accretable
	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised

At June 30, 2010
Loans	$(2,369.8)	$29.4	$(2,340.4)	$(1,184.9)	$6.0	$(1,178.9)
Operating lease equipment, net	(3,109.3)	1.4	(3,107.9)	-	-	-
Goodwill and Intangible assets	168.5	-	168.5	239.4	3.7	243.1
Other assets	(261.2)	-	(261.2)	-	-	-

Total assets	$(5,571.8)	$30.8	$(5,541.0)	$(945.5)	$9.7	$(935.8)

Deposits	$112.3	$-	$112.3	$-	$-	$-
Long-term borrowings	(3,195.0)	-	(3,195.0)	-	-	-
Other liabilities	-	-	-	285.4	-	285.4

Total liabilities	$(3,082.7)	$-	$(3,082.7)	$285.4	$-	$285.4

At March 31, 2010
Loans	$(3,030.0)	$(47.8)	$(3,077.8)	$(1,566.0)	$75.9	$(1,490.1)
Operating lease equipment, net	(3,153.4)	0.7	(3,152.7)	-	-	-
Goodwill and Intangible assets	201.5	-	201.5	239.4	3.7	243.1
Other assets	(285.2)	-	(285.2)	-	-	-

Total assets	$(6,267.1)	$(47.1)	$(6,314.2)	$(1,326.6)	$79.6	$(1,247.0)

Deposits	$121.6	$-	$121.6	$-	$-	$-
Long-term borrowings	(3,284.9)	-	(3,284.9)	-	-	-
Other liabilities	-	-	-	306.7	-	306.7

Total liabilities	$(3,163.3)	$-	$(3,163.3)	$306.7	$-	$306.7

At December 31, 2009
Loans	$(3,507.3)	$(49.2)	$(3,556.5)	$(1,755.1)	$71.4	$(1,683.7)
Operating lease equipment, net	(3,239.7)	-	(3,239.7)	-	-	-
Goodwill and Intangible assets	225.1	-	225.1	239.4	3.7	243.1
Other assets	(321.0)	-	(321.0)	-	-	-

Total assets	$(6,842.9)	$(49.2)	$(6,892.1)	$(1,515.7)	$75.1	$(1,440.6)

Deposits	$131.4	$-	$131.4	$-	$-	$-
Long-term borrowings	(3,394.4)	-	(3,394.4)	-	-	-
Other liabilities	-	-	-	336.6	-	336.6

Total liabilities	$(3,263.0)	$-	$(3,263.0)	$336.6	$-	$336.6

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

REVISED SEGMENT RESULTS	Quarter Ended June 30, 2010			Quarter Ended March 31, 2010			Six Months Ended June 30, 2010

	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
Corporate Finance
Total interest income	$481.7	$5.8	$487.5	$504.0	$35.5	$539.5	$985.7	$41.3	$1,027.0
Total interest expense	(273.6)	(1.1)	(274.7)	(297.0)	(0.3)	(297.3)	(570.6)	(1.4)	(572.0)
Provision for credit losses	(109.2)	16.4	(92.8)	(94.4)	(39.9)	(134.3)	(203.6)	(23.5)	(227.1)
Rental income on operating leases	7.3	-	7.3	8.8	-	8.8	16.1	-	16.1
Other income, excluding rental income	205.9	1.5	207.4	103.1	0.5	103.6	309.0	2.0	311.0
Depreciation on operating lease equipment	(5.6)	0.5	(5.1)	(4.4)	0.8	(3.6)	(10.0)	1.3	(8.7)
Other expenses	(89.7)	-	(89.7)	(79.4)	-	(79.4)	(169.1)	-	(169.1)

Income (loss) before provision for income taxes	$216.8	$23.1	$239.9	$140.7	$(3.4)	$137.3	$357.5	$19.7	$377.2

Net income (loss)	$206.4	$(3.6)	$202.8	$128.3	$4.8	$133.1	$334.7	$1.2	$335.9

Transportation Finance
Total interest income	$53.4	$(0.1)	$53.3	$57.5	$0.8	$58.3	$110.9	$0.7	$111.6
Total interest expense	(234.6)	-	(234.6)	(258.5)	-	(258.5)	(493.1)	-	(493.1)
Provision for credit losses	(3.0)	-	(3.0)	(1.3)	-	(1.3)	(4.3)	-	(4.3)
Rental income on operating leases	316.8	-	316.8	299.2	-	299.2	616.0	-	616.0
Other income, excluding rental income	18.2	-	18.2	22.2	-	22.2	40.4	-	40.4
Depreciation on operating lease equipment	(85.9)	-	(85.9)	(78.6)	-	(78.6)	(164.5)	-	(164.5)
Other expenses	(45.5)	-	(45.5)	(39.6)	-	(39.6)	(85.1)	-	(85.1)

Income (loss) before provision for income taxes	$19.4	$(0.1)	$19.3	$0.9	$0.8	$1.7	$20.3	$0.7	$21.0

Net income (loss)	$25.1	$(16.2)	$8.9	$(7.8)	$15.9	$8.1	$17.3	$(0.3)	$17.0

Trade Finance
Total interest income	$24.4	$-	$24.4	$30.5	$-	$30.5	$54.9	$-	$54.9
Total interest expense	(45.1)	(4.4)	(49.5)	(38.5)	(3.1)	(41.6)	(83.6)	(7.5)	(91.1)
Provision for credit losses	(12.3)	-	(12.3)	(33.9)	-	(33.9)	(46.2)	-	(46.2)
Rental income on operating leases	-	-	-	-	-	-	-	-	-
Other income, excluding rental income	47.0	4.4	51.4	46.1	3.1	49.2	93.1	7.5	100.6
Depreciation on operating lease equipment	-	-	-	-	-	-	-	-	-
Other expenses	(33.0)	-	(33.0)	(32.0)	-	(32.0)	(65.0)	-	(65.0)

(Loss) before provision for income taxes	$(19.0)	$-	$(19.0)	$(27.8)	$-	$(27.8)	$(46.8)	$-	$(46.8)

Net income (loss)	$(16.0)	$(2.1)	$(18.1)	$(27.8)	$1.8	$(26.0)	$(43.8)	$(0.3)	$(44.1)

Vendor Finance
Total interest income	$333.2	$-	$333.2	$359.6	$-	$359.6	$692.8	$-	$692.8
Total interest expense	(190.4)	-	(190.4)	(167.9)	-	(167.9)	(358.3)	-	(358.3)
Provision for credit losses	(111.9)	-	(111.9)	(52.5)	-	(52.5)	(164.4)	-	(164.4)
Rental income on operating leases	96.1	-	96.1	110.8	-	110.8	206.9	-	206.9
Other income, excluding rental income	26.2	7.0	33.2	27.2	11.6	38.8	53.4	18.6	72.0
Depreciation on operating lease equipment	(87.8)	-	(87.8)	(90.7)	-	(90.7)	(178.5)	-	(178.5)
Other expenses	(86.3)	-	(86.3)	(86.9)	-	(86.9)	(173.2)	-	(173.2)

Income (loss) before provision for income taxes	$(20.9)	$7.0	$(13.9)	$99.6	$11.6	$111.2	$78.7	$18.6	$97.3

Net income (loss)	$(62.1)	$24.7	$(37.4)	$96.6	$(6.3)	$90.3	$34.5	$18.4	$52.9

Consumer
Total interest income	$95.8	$0.7	$96.5	$92.8	$1.8	$94.6	$188.6	$2.5	$191.1
Total interest expense	(64.2)	-	(64.2)	(70.9)	-	(70.9)	(135.1)	-	(135.1)
Provision for credit losses	(9.3)	-	(9.3)	(4.5)	-	(4.5)	(13.8)	-	(13.8)
Rental income on operating leases	-	-	-	-	-	-	-	-	-
Other income, excluding rental income	18.3	-	18.3	5.8	-	5.8	24.1	-	24.1
Depreciation on operating lease equipment	-	-	-	-	-	-	-	-	-
Other expenses	(22.7)	-	(22.7)	(21.5)	-	(21.5)	(44.2)	-	(44.2)

Income before provision for income taxes	$17.9	$0.7	$18.6	$1.7	$1.8	$3.5	$19.6	$2.5	$22.1

Net income (loss)	$14.2	$4.1	$18.3	$5.2	$(2.0)	$3.2	$19.4	$2.1	$21.5

Corporate and Other
Total interest income	$5.0	$-	$5.0	$4.6	$-	$4.6	$9.6	$-	$9.6
Total interest expense	(5.7)	7.8	2.1	(5.0)	7.0	2.0	(10.7)	14.8	4.1
Provision for credit losses	(15.0)	-	(15.0)	-	-	-	(15.0)	-	(15.0)
Rental income on operating leases	(0.5)	-	(0.5)	(0.6)	-	(0.6)	(1.1)	-	(1.1)
Other income, excluding rental income	15.0	(4.0)	11.0	(72.2)	4.0	(68.2)	(57.2)	-	(57.2)
Depreciation on operating lease equipment	0.3	-	0.3	0.2	-	0.2	0.5	-	0.5
Other expenses	0.2	(0.2)	-	(2.5)	0.7	(1.8)	(2.3)	0.5	(1.8)

Income (loss) before provision for income taxes	$(0.7)	$3.6	$2.9	$(75.5)	$11.7	$(63.8)	$(76.2)	$15.3	$(60.9)

Net income (loss)	$(25.5)	$22.4	$(3.1)	$(97.2)	$3.9	$(93.3)	$(122.7)	$26.3	$(96.4)

For description of Adjustments, see Revised Unaudited Consolidated Income Statements page 14.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

NON-GAAP DISCLOSURES

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended September 30, 2010	Nine Months Ended September 30, 2010

Total net revenues(1)
Interest income	$815.7	$2,902.7
Rental income on operating leases	398.4	1,236.3

Finance revenue	1,214.1	4,139.0
Interest expense	(732.2)	(2,377.7)
Depreciation on operating lease equipment	(161.7)	(512.9)

Net finance revenue	320.2	1,248.4
Other income	269.4	760.3

Total net revenues	$589.6	$2,008.7

	Quarter Ended June 30, 2010			Quarter Ended March 31, 2010			Six Months Ended June 30, 2010

	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised

Total net revenues(1)
Interest income	$993.5	$6.4	$999.9	$1,049.0	$38.1	$1,087.1	$2,042.5	$44.5	$2,087.0
Rental income on operating leases	419.7	-	419.7	418.2	-	418.2	837.9	-	837.9

Finance revenue	1,413.2	6.4	1,419.6	1,467.2	38.1	1,505.3	2,880.4	44.5	2,924.9
Interest expense	(813.6)	2.3	(811.3)	(837.8)	3.6	(834.2)	(1,651.4)	5.9	(1,645.5)
Depreciation on operating lease equipment	(179.0)	0.5	(178.5)	(173.5)	0.8	(172.7)	(352.5)	1.3	(351.2)

Net finance revenue	420.6	9.2	429.8	455.9	42.5	498.4	876.5	51.7	928.2
Other income	330.6	8.9	339.5	132.2	19.2	151.4	462.8	28.1	490.9

Total net revenues	$751.2	$18.1	$769.3	$588.1	$61.7	$649.8	$1,339.3	$79.8	$1,419.1

Net Finance Revenue as a % of Average Earning Assets
	Quarters Ended
	September 30, 2010	June 30, 2010	March 31, 2010

		As Revised	As Revised
GAAP - net finance revenue %	3.28%	4.12%	4.47%
FSA	-2.62%	-3.79%	-3.90%
Secured credit facility prepayment penalty fee	0.26%	0.36%	0.11%

Non-GAAP - adjusted net finance revenue %	0.92%	0.69%	0.68%

1) Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.